UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2017

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 20, 2017, Regional Health Properties, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders in Duluth, Georgia (the “Meeting”).  The matters listed below were submitted to a vote of the shareholders at the Meeting.  Each proposal is identified and described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 14, 2017.  The number of votes cast for and against each proposal voted on by the Company’s shareholders and the number of withheld votes, abstentions and broker non-votes are set forth below.

Proposal 1. Election of Directors

Shareholders elected the following three individuals to the Company's Board of Directors to serve until the 2018 Annual Meeting of Shareholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.  The voting results were as follows:

	FOR	WITHOLD	BROKER NON-VOTES

Michael J. Fox	4,857,073	2,720,671	8,829,522

Brent Morrison	5,331,958	2,245,786	8,829,522

David A. Tenwick	4,936,355	2,641,389	8,829,522

Proposal 2. Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The shareholders ratified the appointment of KMPG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  The voting results were as follows:

FOR	AGAINST	ABSTAIN
14,569,730	1,542,445	295,091

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 22, 2017	REGIONAL HEALTH PROPERTIES, INC.

/s/ E. Clinton Cain
E. Clinton Cain
Interim Chief Financial Officer, Senior Vice President, Chief Accounting Officer and Controller

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